EXHIBIT 5
                   [Duane, Morris & Heckscher LLP letterhead]




                                 March 31, 1999



The Board of Directors
Computone Corporation
1060 Windward Ridge Parkway, Suite 100
Alpharetta, Georgia  30005-3992

Gentlemen:

     We have acted as counsel to Computone Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-8 (the "Registration Statement") relating to the offer and sale by the Company of up to 1,090,390 shares (the "Shares") of Common Stock, $.01 par value, of the Company, pursuant to the Company's Amended and Restated Equity Incentive Plan, the Company's 1997 Equity Incentive Plan and the Company's 1998 Equity Incentive Plan (the "Plans").

     As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

     Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the respective Plans, will be duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.

     We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to us under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                               Sincerely,

                                               DUANE, MORRIS & HECKSCHER LLP


                                               By: /s/ Frederick W. Dreher
                                                   -----------------------
                                                   A Partner